EXHIBIT 10.1

JONES APPAREL GROUP, INC.
DEFERRED COMPENSATION PLAN
As amended and restated effective January 1, 2010

TABLE OF CONTENTS

ARTICLE 1. PURPOSE	1
ARTICLE 2. DEFINITIONS	1
ARTICLE 3. ELIGIBILITY AND PARTICIPATION	3
3.01 ELIGIBILITY.	3
3.02 CESSATION OF ELIGIBILITY.	3
ARTICLE 4. COMPENSATION DEFERRALS	3
4.01 ELECTION TO DEFER COMPENSATION.	3
4.02 AMOUNT OF DEFERRAL.	3
4.03 ELECTION OF DISTRIBUTION OPTIONS.	3
4.04 GENERAL RULES APPLICABLE TO ELECTIONS.	4
4.05 CANCELLATION OF DEFERRAL ELECTION.	4
ARTICLE 5. DEFERRED COMPENSATION ACCOUNTS	4
5.01 PARTICIPANTS' ACCOUNTS.	4
5.02 INVESTMENT OF DEFERRED COMPENSATION ACCOUNTS.	5
ARTICLE 6. DISTRIBUTION OPTIONS	5
6.01 IN-SERVICE DISTRIBUTION OPTIONS.	5
6.02 SEPARATION FROM SERVICE DISTRIBUTION OPTIONS.	6
ARTICLE 7. DISTRIBUTION	7
7.01 DISTRIBUTION FROM IN-SERVICE DISTRIBUTION SUB-ACCOUNTS.	7
7.02 DISTRIBUTION FROM SEPARATION FROM SERVICE DISTRIBUTION SUB-ACCOUNT.	8
7.03 TOTAL DISABILITY OR DEATH.	9
7.04 HARDSHIP DISTRIBUTION.	10
ARTICLE 8. ADMINISTRATION	10
8.01 PLAN COMMITTEE.	10
8.02 DELEGATION OF DUTIES.	11
8.03 EXPENSES.	11
8.04 INDEMNIFICATION OF PLAN COMMITTEE.	11
8.05 LIABILITY.	11
8.06 APPEALS PROCEDURE.	11
ARTICLE 9. AMENDMENT OR TERMINATION OF THE PLAN	12
9.01 RIGHT TO TERMINATE, SUSPEND OR AMEND PLAN.	12
9.02 PLAN TERMINATION AND LIQUIDATION.	12
ARTICLE 10. UNFUNDED PLAN; CHANGE-IN-CONTROL	12
10.01 UNFUNDED PLAN.	12
10.02 RABBI TRUST.	13
10.03 CHANGE-IN-CONTROL.	13
ARTICLE 11. MISCELLANEOUS PROVISIONS	13
11.01 ACCELERATION OR DELAY OF PAYMENTS PERMITTED UNDER CODE SECTION 409A.	13
11.02 BENEFITS NON-ASSIGNABLE.	14
11.03 RIGHT TO WITHHOLD TAXES.	14
11.04 NO RIGHT TO CONTINUED EMPLOYMENT.	14
11.05 MENTAL OR PHYSICAL INCOMPETENCY.	14
11.06 UNCLAIMED BENEFIT.	14
11.07 SUSPENSION OF PAYMENTS.	14
11.08 GOVERNING LAWS.	15
11.09 SEVERABILITY.	15

i

11.10 NO OTHER AGREEMENTS OR UNDERSTANDINGS.	15
APPENDIX A. CHANGE-IN-CONTROL	16

ii

ARTICLE 1. PURPOSE

The purpose of the Jones Apparel Group, Inc. Deferred Compensation Plan is to provide a means whereby eligible employees of Jones Apparel Group, Inc. and its participating affiliated companies may elect to defer receipt of certain compensation that otherwise would be payable to them in cash until the earlier of retirement, termination of employment, disability, or death. The Plan is intended to be an unfunded deferred compensation arrangement for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act.

This document sets forth the terms of the Plan as amended and restated effective as of January 1, 2005 to comply with the requirements of Section 409A of the Internal Revenue Code and as further amended and restated as of January 1, 2010.

ARTICLE 2. DEFINITIONS

Whenever used in the Plan, the following terms shall have the respective meanings set forth below unless otherwise expressly provided herein, and when the defined meaning is intended the term is capitalized.

"Account" means the Deferred Compensation Account maintained for each Participant in accordance with Section 5 and which includes the following subaccounts:

(a)	"In-Service Distribution Sub-Account" means the Account established under a Participant's Account in connection with the Participant's election of a scheduled in-service distribution pursuant to Section 6.01.

(b)	"Separation from Service Distribution Sub-Account" means the Account established under a Participant's Account in connection with the Participant's Separation from Service distribution pursuant to Section 6.02.

"Change-in-Control" means a Change-in-Control as described in Appendix A to this Plan.

"Code" means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

"Company" means Jones Apparel Group, Inc. or any successor company that adopts this Plan.

"Compensation Deferral" means the amount of Eligible Compensation that a Participant elects to defer pursuant to Article 4.

"Eligible Compensation" means such forms of compensation payable in cash as may be designated by the Plan Committee, from time to time, in its sole discretion, as eligible for deferral under this Plan. Eligible Compensation may include, but shall be not limited to, base salary, and any bonus compensation, payable to the Participant.

"Jones Controlled Group" means the Participating Employers and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes a Participating

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

Employer and any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with a Participating Employer.

"In-Service Distribution Date" means the date selected by the Participant for commencement of a scheduled in-service distribution pursuant to Section 6.01.

"Participant" means an eligible employee who elects to defer Eligible Compensation pursuant to the Plan.

"Participating Employer" means Jones Apparel Group, Inc., and any of its participating affiliated companies, or any successor companies.

"Plan" means the Jones Apparel Group, Inc. Deferred Compensation Plan as set forth in this document and as amended from time to time.

"Plan Committee" means the committee designated by the Company's Board of Directors or its Chief Executive Officer to administer the Plan.

"Retirement Date" means the date on which a Participant elects to retire having an attained age of 50 or greater and having completed at least ten (10) years of employment with a Participating Employer.

"Separation from Service" or "Separate from Service". A Participant will be considered to Separate from Service if he or she dies, retires, or otherwise has a termination of employment with the Jones Controlled Group, subject to the following:

(a)	For this purpose, the employment relationship is treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six (6) months, or if longer, so long as the individual's right to reemployment with the Jones Controlled Group is provided either by statute or by contract. If the period of leave exceeds six (6) months and the individual's right to reemployment is not provided either by statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period.

(b)	The determination of whether a Participant has separated from service shall be determined based on the facts and circumstances in accordance with the rules set forth in Code Section 409A and the regulations thereunder.

"Total Disability" or "Totally Disabled". A Participant will be considered to be Totally Disabled if he or she meets one of the following requirements:

(a)	The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(b)	The Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of a Participating Employer.

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

(c)	The Participant is determined to be totally disabled by the Social Security Administration.

ARTICLE 3. ELIGIBILITY AND PARTICIPATION

3.01 ELIGIBILITY.

Only employees who are designated by the Plan Committee shall be eligible to participate in the Plan.

3.02 CESSATION OF ELIGIBILITY.

An employee shall only be a Participant eligible to have compensation deferred under this Plan while he or she is employed by a Participating Employer and is designated as an eligible employee by the Plan Committee. If an employee subsequently ceases to be a designated eligible employee after becoming a Participant, he or she shall remain a Participant for the other purposes of the Plan to the extent of any existing Account balance.

ARTICLE 4. COMPENSATION DEFERRALS

4.01 ELECTION TO DEFER COMPENSATION.

An eligible employee may elect to defer receipt of Eligible Compensation for services to be performed during a calendar year, which election must be made no later than the December 31st preceding the calendar year during which the eligible employee will perform such services.

4.02 AMOUNT OF DEFERRAL.

A Participant may elect to defer receipt of up to 90% of his or her base salary payable for the calendar year and/or up to 90% of the bonus compensation attributable to services to be performed during the calendar year, provided that

(a)	the minimum amount of the deferral elected for the calendar year must be at least $5,000, and
(b)	the amount of the deferral elected for the calendar year cannot reduce the Participant's cash compensation payable for the calendar year below the amount necessary to satisfy applicable federal, state and local income and employment withholding taxes and any obligations to make benefit plan contributions.

4.03 ELECTION OF DISTRIBUTION OPTIONS.

A Participant may elect to have the Compensation Deferrals credited to his or her Account for a particular Plan Year, and any earnings thereon, distributed pursuant to the distribution options set forth in Article 6 below.

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

4.04 GENERAL RULES APPLICABLE TO ELECTIONS.

Elections under this Article 4 shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Plan Committee. Except as otherwise provided in this Plan, the elections made by a Participant with respect to Compensation Deferrals for a calendar year shall become irrevocable as of the last date on which such election can be made for the calendar year pursuant to this Article 4.

4.05 CANCELLATION OF DEFERRAL ELECTION.

(a)	The Plan Committee may permit a Participant to cancel a deferral election during a calendar year if it determines either of the following circumstances has occurred:
(i)	The Participant has an "unforeseeable emergency" as defined in Section 7.04 below or a hardship distribution (pursuant to Treasury Regulation ss.1.401(k)-1(d)(3)) from a 401(k) plan sponsored by a Participating Employer. If approved by the Plan Committee, such cancellation shall take effect as of the first payroll period next following approval by the Plan Committee.

(ii)	The Participant incurs a disability. If approved by the Plan Committee, such cancellation such cancellation shall take effect no later than the end of the calendar year or the 15th day of the third month following the date Participant incurs a disability. Solely for purposes of this clause (ii), a disability refers to any medically determinable physical or mental impairment resulting in the Participant's inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or can be expected to last for a continuous period of not less than six months.

(b)	If a Participant cancels a deferral election during a calendar year, he or she will not be permitted to make a new deferral election with respect to Eligible Compensation relating to services performed during the same calendar year.

ARTICLE 5. DEFERRED COMPENSATION ACCOUNTS

5.01 PARTICIPANTS' ACCOUNTS.

(a)	The Company shall establish and maintain a separate memorandum account in the name of each Participant. Such account shall be credited or charged with (i) the amounts of Eligible Compensation deferred by the Participant, (ii) income, gains, losses, and expenses of investments deemed held in such account, and (iii) distributions from such account.

(b)	The amount deferred by a Participant under Article 4 shall be credited to his or her Account on or about the date such Eligible Compensation otherwise would have been payable in cash to the Participant.

(c)	A Participant's interest in his or her Account shall be fully vested and nonforfeitable at all times (except as otherwise provided in Section 11.06).

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

5.02 INVESTMENT OF DEFERRED COMPENSATION ACCOUNTS.

(a)	The amount credited to a Participant's Account shall be deemed to be invested and reinvested in life insurance, annuities, mutual funds, stocks, bonds, securities, and any other assets or investment vehicles, as may be selected by the Plan Committee in its sole discretion.

(b)	A Participant may elect the manner in which his or her Account is deemed to be invested and reinvested among the deemed investment options selected by the Plan Committee. A Participant's investment election shall remain in effect until the Participant properly files a change of election with the Plan Committee. In the event that any Participant fails to make an election with respect to the investment of all or a portion of the balance in his or her account at any time, the Participant shall be deemed to have elected that such balance be deemed to be invested in a money market (or equivalent) fund and such assets shall remain in such investment fund until such time as the Participant directs otherwise.

(c)	A Participant's investment direction (or any change in his or her investment direction) shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Plan Committee.

(d)	A Participant, by electing to participate in this Plan, agrees on behalf of himself or herself and his or her designated beneficiaries, to assume all risk in connection with any increase or decrease in value of the investments which are deemed to be held in his or her account. Each Participant further agrees that the Plan Committee and the Employer shall not in any way be held liable for any investment decisions or for the failure to make any investments by the Plan Committee.

ARTICLE 6. DISTRIBUTION OPTIONS

A Participant may elect to have his or her Account distributed in accordance with one or more of the In-Service distribution options set forth in Section 6.01 below or in accordance with the Separation from Service Distribution option set forth in Section 6.02 below.

6.01 IN-SERVICE DISTRIBUTION OPTIONS.

(a)	Designated In-Service Distribution Date(s).
	(i)	A Participant may elect to have up to five (5) separate In-Service Distribution Dates with respect to amounts credited to his or her Account.
(ii)	Compensation Deferrals made for a particular calendar year cannot be allocated to an In-Service Distribution Sub-Account with an In-Service Distribution Date earlier than five (5) calendar years after the calendar year in which the Eligible Compensation is deferred.

(b)	Lump Sum or Installment Payments.
	(i)	Lump Sum Payment. Unless the Participant elects otherwise, the balance of his or her In-Service Distribution Sub-Account will be distributed in a single lump sum payment.

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

(ii)	Installment Payments. The Participant may elect to have the balance credited to an In-Service Distribution Sub-Account distributed in quarterly or annual installments over a period of two (2) to five (5) years.

(c)	Election Requirements. The Participant may allocate all or a portion of the Eligible Compensation to be deferred for each calendar year pursuant to Article 4 to one or more of the In-Service Distribution Sub-Accounts subject to the following rules:

(i)	The election of an In-Service Distribution option with respect to Compensation Deferrals for a Plan Year must be made at the same time the Participant makes the deferral election in accordance with Section 4.01 for that Plan Year.

(ii)	Compensation Deferrals allocated to an In-Service Distribution Sub-Account cannot later be reallocated to a different In-Service Distribution Sub-Account or to the Separation from Service Distribution Sub-Account.

(iii)	If a Participant fails to make a distribution election, or does not allocate the full amount of the Compensation Deferrals for the Plan Year to one or more In-Service Distribution Sub-Accounts, such Compensation Deferrals will be allocated to the Participant's Separation from Service Distribution Sub-Account.

(d)	Change of Time and/or Form of Payment. A Participant may change the time and/or form of payment of an In-Service Distribution Sub-Account only in accordance with the following rules:
	(i)	Such election may not take effect until at least twelve (12) months after the date on which the election is made.
	(ii)	The new distribution date cannot be less than five (5) years beyond the date such payment otherwise would have been paid but for the new election.
(iii)	Such election must be at least twelve (12) months prior to the date the first payment is scheduled to be paid.
An election to change the time and/or form of payment shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Plan Administrator.

(e)	In-Service Distribution Sub-Account(s). A separate In-Service Distribution Sub-Account will be established and maintained as part of the Participant's Account for each In-Service Distribution Date elected by the Participant. Such Account shall be credited or charged with (i) the amounts of Compensation Deferrals designated by the Participant to be distributed as of the In-Service Distribution Date, (ii) a portion of the income, gains, losses, and expenses of investments deemed held in the Participant's Account as allocated based on the Compensation Deferrals credited to such Account, and (iii) distributions from such Account.

6.02 SEPARATION FROM SERVICE DISTRIBUTION OPTIONS.

(a)	Lump Sum or Installment Payments.

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

(i)	Lump Sum Payment. Unless the Participant elects otherwise, the balance of his or her Separation from Service Distribution Sub-Account will be distributed in a single lump sum payment.
(ii)	Installment Payments. The Participant may elect to have the balance credited to the Separation from Service Distribution Sub-Account distributed in quarterly or annual installments over a period of up to fifteen (15) years.

(b)	Election Requirements. A Participant's election of an In-Service Distribution Date and/or the form of payment of his or her Separation from Service Distribution Sub-Account must be made at the same time the Participant makes his or her initial election to defer Eligible Compensation under the Plan.

(c)	Change of Form of Payment. A Participant may change the form of payment of the Separation from Service Distribution Sub-Account only in accordance with the following rules:
	(i)	Such election may not take effect until at least twelve (12) months after the date on which the election is made.
	(ii)	The new distribution date cannot be less than five (5) years beyond the date such payment otherwise would have been paid but for the new election.
(iii)	Such election must be at least twelve (12) months prior to the date the first payment is scheduled to be paid.
An election to change the time and/or form of payment shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Plan Administrator.

(d)	Separation from Service Distribution Sub-Account. A separate Separation from Service Distribution Sub-Account will be established and maintained as part of the Participant's Account. Such Account shall be credited or charged with (i) the amount of Compensation Deferrals to be distributed following the Participant's Separation from Service, (ii) a portion of the income, gains, losses, and expenses of investments deemed held in the Participant's Account as allocated based on the Compensation Deferrals credited to such Account, and (iii) distributions from such Account.

ARTICLE 7. DISTRIBUTION

7.01 DISTRIBUTION FROM IN-SERVICE DISTRIBUTION SUB-ACCOUNTS.

(a)	Commencement and Form of Payment. Subject to paragraph (b), payment of a Participant's In-Service Distribution Sub-Account will commence as of his or her In-Service Distribution Date and will be paid in the form elected by the Participant under Section 6.01.

(i)	A lump sum distribution will be paid within the calendar month following the calendar month of the In-Service Distribution Date.

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

(ii)	Installment payments will commence within the first calendar month following the calendar month of the In-Service Distribution Date.
(b)	Amount of Payment.
	(i)	Lump Sum Amount. The amount of the lump sum payment will be equal to the value of the In-Service Distribution Account as of the last valuation date preceding the date of payment.
(ii)	Installment Payments. Each installment payment shall be in the amount equal to (A) the value of the In-Service Distribution Account, as of the last valuation date preceding the date of payment, divided by (B) the number of installments remaining to be paid.

(c)	Separation from Service Prior to In-Service Distribution Date. If the Participant separates from service prior to the commencement of distribution of an In-Service Distribution Sub-Account, then such In-Service Distribution Sub-Account shall be distributed in a lump sum payment as soon as practicable following the Participant's Separation from Service date; provided, however, that in no event shall payment to a Participant who is a "specified employee" within the meaning of Code Section 409A on the date of his or her Separation from Service commence earlier than the end of the six (6) month period following the date of such separation.

7.02 DISTRIBUTION FROM SEPARATION FROM SERVICE DISTRIBUTION SUB-ACCOUNT.

(a)	Commencement of Payment. Payment of a Participant's Separation from Service Distribution Sub-Account will commence as of the first calendar month following the calendar month of the Participant's Separation from Service date; provided, however, that in no event shall payment to a Participant who is a "specified employee" within the meaning of Code Section 409A on the date of his or her Separation from Service commence earlier than the end of the six (6) month period following the date of such separation.

(b)	Form of Payment.
	(i)	Separation from Service Prior to Retirement Date. In the event that a Participant separates from service for any reason other than death or Total Disability prior to reaching his or her Retirement Date, then notwithstanding any election made under Section 7.02 above, the Participant's Separation from Service Distribution Sub-Account will be distributed to the Participant in a single lump sum payment.
(ii)	Separation from Service at or after Retirement Date. If a Participant separates from service at or after reaching his or her Retirement Date, his or her Separation from Service Distribution Sub-Account will be distributed to the Participant in accordance with his or her election of a lump sum payment or installment payments under Section 6.02 above. Notwithstanding the foregoing, if the balance credited to the Participant's Separation from Service Distribution Sub-Account as of the last business day of the Plan Year preceding the Participant's Separation from Service date is less than $50,000, the Account will be distributed in a single lump payment.

(c)	Amount of Payment.

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

(i)	Lump Sum Amount. The amount of the lump sum payment will be equal to the value of the Separation from Service Distribution Account as of the last valuation date preceding the date of payment.
(ii)	Installment Payments. Each installment payment shall be in the amount equal to (A) the value of the Separation from Service Distribution Account, as of the last valuation date preceding the date of payment, divided by (B) the number of installments remaining to be paid.

7.03 TOTAL DISABILITY OR DEATH.

(a)	Payment. Notwithstanding anything in this Plan to the contrary -
(i)	Prior to Commencement of Payment. In the event a Participant becomes Totally Disabled or dies at any time prior to the commencement of payment under this Article 7, then the balance credited to the Participant's Account will be distributed in a single lump payment to the Participant or his or her designated beneficiary (as the case may be) as soon as administratively practicable following the date on which the Participant is determined to be Totally Disabled or submission of proof of death satisfactory to the Plan Committee, as applicable.

(ii)	After Payment Commences. In the event a Participant becomes Totally Disabled or dies at any time after the commencement of payment under this Article 7, then the balance credited to the Account will be distributed in a single lump payment to the Participant or his or her designated beneficiary (as the case may be) as soon as administratively practicable following the date on which the Participant is determined to be Totally Disabled or submission of proof of death satisfactory to the Plan Committee, as applicable.

(b)	Designation of Beneficiary.
(i)	A Participant may designate one or more beneficiaries to whom the unpaid balance of his or her Account shall be paid in the event of the Participant's death prior to receipt of all payments due under the Plan. The designation shall be made in the form, manner, and in accordance with the notice requirements, prescribed by the Plan Committee.

(ii)	A Participant may from time to time revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Plan Committee. The last designation received by the Plan Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Plan Committee prior to the Participant's death.

	(iii)	If no beneficiary designation is in effect at the time of Participant's death or if the designated beneficiary is not living at the time of the Participant's death or shall die prior to complete distribution, then payments due thereafter shall be made to the Participant's estate.

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

7.04 HARDSHIP DISTRIBUTION.

The Plan Administrator, in its sole discretion, may permit a payment to be made to a Participant at any time prior to Separation from Service in the event of an "unforeseeable emergency". Distributions because of an unforeseeable emergency shall not exceed the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

(a)	For purposes of this Section, an "unforeseeable emergency" is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or the Participant's dependent (as defined in Code Section 152(a)); loss of the Participant's property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

(b)	The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

	(i)	through reimbursement or compensation by insurance or otherwise;
	(ii)	by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or
	(iii)	by cancellation of Compensation Deferrals under the Plan.
(c)	Hardship distributions shall be paid first from the Participant's In-Service Distribution Sub-Accounts, if any, to the extent the balance of one or more of such In-Service Distribution Sub-Accounts is sufficient to meet the emergency, in the order in which such Accounts would otherwise be distributed to the Participant. If the distribution exhausts the In-Service Distribution Sub-Accounts, the balance of the Participant's Separation from Service Distribution Sub-Account may be accessed.

ARTICLE 8. ADMINISTRATION

8.01 PLAN COMMITTEE.

The Plan shall be administered by the Plan Committee. The Plan Committee shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Plan Committee shall have the following powers and duties:

(a)	To make and enforce such rules and regulations as it deems necessary or proper for the administration of the Plan;
(b)	To interpret the Plan and to decide all questions concerning the Plan;
(c)	To determine the eligibility of any person to participate in the Plan, and to determine the amount and the recipient of any payments to be made under the Plan;

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

(d)	To designate and value any investments deemed held in the Accounts;
(e)	To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and
(f)	To make all other determinations and to take all other steps necessary or advisable for the administration of the Plan.

All decisions made by the Plan Committee pursuant to the provisions of the Plan shall be made in its sole discretion and shall be final, conclusive, and binding upon all parties.

8.02 DELEGATION OF DUTIES.

The Plan Committee may delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan. The Plan Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by the Plan Committee, in good faith in reliance upon any opinions or reports furnished to it by any such experts or other persons.

8.03 EXPENSES.

All expenses incurred prior to the termination of the Plan that shall arise in connection with the administration of the Plan, including, without limitation, administrative expenses and compensation and other expenses and charges of any actuary, counsel, accountant, specialist, or other person who shall be employed by the Plan Committee in connection with the administration of the Plan shall be paid by the Participating Employers, or at the discretion of the Plan Committee, shall be charged against such assets as are deemed to be investments under the Plan pursuant to Article 5.

8.04 INDEMNIFICATION OF PLAN COMMITTEE.

The Participating Employers agree to indemnify and to defend to the fullest extent permitted by law any person serving as a member of the Plan Committee, and each employee of a Participating Employer or any of their affiliated companies appointed by the Plan Committee to carry out duties under this Plan, against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

8.05 LIABILITY.

To the extent permitted by law, neither the Plan Committee nor any other person shall incur any liability for any acts or for any failure to act except for liability arising out of such person's own willful misconduct or willful breach of the Plan.

8.06 APPEALS PROCEDURE.

(a)	The Plan Committee shall approve or wholly or partially deny all claims for benefits under the Plan within a reasonable period of time after all required documentation has been furnished to the Plan Committee.

(b)	If a claim is wholly or partially denied, the Plan Committee shall provide the claimant with written notice setting forth the specific reasons for the denial, making reference to the pertinent

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

provisions of the Plan or the Plan documents on which the denial is based; describe any additional material or information that should be received before the claim may be acted upon favorably, and explain why such material or information, if any, is needed; and inform the person making the claim of his or her right pursuant to this Section to request review of the decision by the Plan Committee.

(c)	A claimant shall have the right to request a review of the decision denying the claim. Such request must be made by filing a written application for review with the Plan Committee no later than sixty (60) days after receipt by the claimant of written notice of the denial of his or her claim. The claimant may review pertinent Plan documents and shall submit such written comments and other information which he or she wishes the Plan Committee to consider in connection with his or her claim.

(d)	The Plan Committee may hold any hearing or conduct any independent investigation which it deems necessary to render its decision on review. Such decision shall be made as soon as practicable after the Plan Committee receives the request for review. Written notice of the decision on review shall be promptly furnished to the claimant and shall include specific reasons for the decision.

(e)	For all purposes under the Plan, decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested persons.

ARTICLE 9. AMENDMENT OR TERMINATION OF THE PLAN

9.01 RIGHT TO TERMINATE, SUSPEND OR AMEND PLAN.

The Plan Committee may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part, with respect to any Participants or beneficiaries whether or not payments have commenced to such Participants or beneficiaries. Notwithstanding the foregoing, no amendment, termination, or suspension of the Plan will affect a Participant's right to receive amounts previously deferred under the Plan.

9.02 PLAN TERMINATION AND LIQUIDATION.

In the event the Plan is terminated and liquidated in accordance with the requirements described in Treasury Regulation section 1.409A-3(j)(4)(ix), the Plan Committee shall distribute the remaining amounts in Participants' Accounts at such times and in such ways as the Plan Committee, in its sole discretion, may deem appropriate.

ARTICLE 10. UNFUNDED PLAN; CHANGE-IN-CONTROL

10.01 UNFUNDED PLAN.

Nothing in this Plan shall be construed as giving any Participant, or his or her legal representative or designated beneficiary, any claim against any specific assets of the Company or any of its affiliated companies or as imposing any trustee relationship upon the Company or any of its affiliated companies in

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

respect of the Participant. The Participating Employers shall not be required to segregate any assets in order to provide for the satisfaction of the obligations hereunder. Investments deemed held in the Accounts shall continue to be a part of the general funds of the applicable Participating Employers, and no individual or entity other than the Participating Employer shall have any interest whatsoever in such funds. If and to the extent that the Participant or his or her legal representative or designated beneficiary acquires a right to receive any payment pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the applicable Participating Employer.

10.02 RABBI TRUST.

Except as set forth in Section 10.03 below, the Company in its sole discretion may establish a trust for the purpose of providing funds for the payment of the amounts credited to Participants under the Plan. Such trust shall be an irrevocable grantor trust containing provisions which are the same as, or are similar to, the provisions contained in the model "rabbi trust" set forth in Internal Revenue Service Revenue Procedure 92-64 (or any successor guidance issued by the IRS). The Company shall pay all costs relating to the establishment and maintenance of the trust and the investment of funds held in such trust.

10.03 CHANGE-IN-CONTROL.

In the event of a Change-in-Control, the Company shall take the following actions:

(a)	The Company shall establish a trust as described in paragraph (b) above if such trust has not yet been established.
(b)	The Company shall, as soon as possible, but in no event later than five (5) business days following a Change-in-Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay the total amount credited to all Accounts under the Plan as of the date of the Change-in-Control.

ARTICLE 11. MISCELLANEOUS PROVISIONS

11.01 ACCELERATION OR DELAY OF PAYMENTS PERMITTED UNDER CODE SECTION 409A.

(a)	Acceleration of Payments. The Plan Committee may, its discretion, accelerate the payment of all or a portion of a Participant's Account prior to the time specified in this Plan to the extent such acceleration is permitted by Treasury Regulation Section 1.409A-3(j)(4). Such permitted accelerations shall include payments to comply with domestic relations orders, payments to comply with conflicts of interest laws, payment of employment taxes, payment upon income inclusion under Code Section 409A, and/or such other circumstances as are permitted by the regulations.

(b)	Delay of Payments. The Plan Committee may, in its discretion, delay the payment of all or a portion of a Participant's Account in such circumstances as may be permitted under Code Section 409A.

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

11.02 BENEFITS NON-ASSIGNABLE.

Benefits under the Plan may not be anticipated, assigned or alienated, and will not be subject to claims of a Participant's creditors by any process whatsoever, except as specifically provided in this Plan or by the Plan Committee in its sole discretion.

11.03 RIGHT TO WITHHOLD TAXES.

The Participating Employers shall have the right to withhold such amounts from any payment under this Plan as it determines necessary to fulfill any federal, state, or local wage or compensation withholding requirements.

11.04 NO RIGHT TO CONTINUED EMPLOYMENT.

Neither the Plan, nor any action taken under the Plan, shall confer upon any Participant any right to continuance of employment by the Company or any of its affiliated companies nor shall it interfere in any way with the right of the Company or any of its affiliated companies to terminate any Participant's employment at any time.

11.05 MENTAL OR PHYSICAL INCOMPETENCY.

If the Plan Committee determines that any person entitled to payments under the Plan is incompetent by reason of physical or mental disability, as established by a court of competent jurisdiction, the Plan Committee may cause all payments thereafter becoming due to such person to be made to any other person for his or her benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge the Plan Committee and the Employer.

11.06 UNCLAIMED BENEFIT.

Each Participant shall keep the Plan Committee informed in writing of his or her current address and the current address of his or her beneficiary. The Plan Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Plan Committee within three (3) years after the date on which payment of the Participant's Account may first be made, payment may be made as though the Participant had died at the end of the three (3) year period. If, within one additional year after such three (3) year period has elapsed, or, within three years after the actual death of a Participant, the Plan Committee is unable to locate any designated beneficiary of the Participant, then the Employer shall have no further obligation to pay any benefit hereunder to such Participant or beneficiary or any other person and such benefit shall be irrevocably forfeited.

11.07 SUSPENSION OF PAYMENTS.

If any controversy, doubt or disagreement should arise as to the person to whom any distribution or payment should be made, the Plan Committee, in its discretion, may, without any liability whatsoever, retain the funds involved or the sum in question pending settlement or resolution to the Plan Committee's satisfaction of the matter, or pending a final adjudication by a court of competent jurisdiction.

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

11.08 GOVERNING LAWS.

The provisions of the Plan shall be construed, administered and enforced according to applicable Federal law and the laws of Commonwealth of Pennsylvania.

11.09 SEVERABILITY.

The provisions of the Plan are severable. If any provision of the Plan is deemed legally or factually invalid or unenforceable to any extent or in any application, then the remainder of the provision and the Plan, except to such extent or in such application, shall not be affected, and each and every provision of the Plan shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

11.10 NO OTHER AGREEMENTS OR UNDERSTANDINGS.

This Plan represents the sole agreement between the Participating Employers and Participants concerning its subject matter, and it supersedes all prior agreements, arrangements, understandings, warranties, representations, and statements between or among the parties concerning its subject matter.

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010

APPENDIX A. CHANGE-IN-CONTROL

For purposes of this Plan, the term "Change-in-Control" shall mean an event or series of events that results in

(a)	a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Sections 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, a majority-owned subsidiary of the Company or an employee benefit plan of the Company or such subsidiary (or such plan's related trust), become(s) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the then outstanding voting stock of the Company;

(b)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new director whose election by the Company's Board or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

(c)	all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which the Company is not the surviving corporation or the Company combines with another company and is the surviving corporation (unless the shareholders of the Company immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (i) the entity or entities, if any, that succeed to the business of the Company or (ii) the combined company).

Jones Apparel Group, Inc.
Deferred Compensation Plan
As amended and restated effective January 1, 2010